Exhibit 10.1

[CONFIDENTIAL TREATMENT REQUESTED.  CERTAIN PORTIONS OF THIS AGREEMENT
HAVE BEEN REDACTED AND SEPARATELY FILED WITH THE COMMISSION]

ENTERPRISE AGREEMENT NUMBER 4627

This Enterprise Agreement (“EA”), hereinafter referred to as the “Agreement,” is entered into between ***, a Corporation organized and existing under the laws of the State of ***, operating through its various businesses (hereinafter referred to as “BUYER”) and AML Communications, a business organized and existing under the laws of the State of California (hereinafter called “SELLER”).

ARTICLE 1 - DEFINITIONS

1.1                                 “Product” means those items listed in Exhibit A, the “Parts List” covered by the Agreement.

1.2                                 “Customer” means the ***Customer or end user of the products procured hereunder.

1.3                                 “Similar Quantities” means quantities of products in the amounts/ranges listed in Exhibit A.

1.5                                 “Agreement” means this agreement and all Exhibits attached hereto and Purchase Orders issued under this Agreement by BUYER.

1.6                                 “Purchase Order” means BUYER’s purchase order or subcontract issued to the SELLER for the supply of products listed in Exhibit A  to this Agreement.

1.7                                 “BUYER’s Authorized Representative” means the specific individual designated by BUYER in the applicable Purchase Orders issued hereunder, or otherwise, as the authorized representative for any and all contractual notifications, directions or changes including but not limited to changes in contractual requirements.

1.8                                 “Requirements” means the actual Customer prime or higher tier contract orders which contain or require the procurement of the products herein.

1.9                                 “BUYER” means the entity set forth in the preamble above and any Participants, as defined below, and for the purposes set forth herein.

1.10         “Option Term” means an extension, at BUYER’s option, to the Term of this agreement.

1.11                           “Participants” means BUYER, BUYER’s wholly or partially owned subsidiaries and affiliates, divisions, joint ventures or business units, excluding successors in interest by divestiture and other specified non-*** activities, if any.  For information regarding ***sites please visit the ***website at www.***.com.

ARTICLE 2 - EFFECTIVE DATE, TERM, AND OPTION PROVISIONS FOR ADDITIONAL TERMS

2.1                                 The period of performance of this Agreement is from 27 August 2004 to 27 August 2007.

2.2                                 The Term of this Agreement shall be for a period of three years.

2.3                                 In consideration of Buyer’s issuance of this agreement, Seller hereby grants to Buyer the option to extend this agreement for an additional period of two years at the same pricing, delivery and terms and conditions of this agreement. Buyer may, at its sole election, exercise this option at any time prior to the expiration of the initial term.

ARTICLE 3 – COMMITMENTS, PRICING AND OTHER GENERAL REQUIREMENTS

3.1           Buyer’s and Seller’s Commitments are as follows:

Buyer and Seller recognize and agree that Buyer’s needs may fluctuate.  Seller agrees that Buyer has made no representation, warranty, guarantee or commitment that Buyer shall purchase any minimum quantity of product under this EA.  Seller further agrees that any inventories which Seller may establish or which may otherwise arise from Seller’s performance under this EA shall be at the sole risk and responsibility of Seller. Buyer has made no representation, warranty, guarantee or commitment that Buyer shall be obligated to purchase all or any part of any such inventories.

3.2           All pricing shall be based upon the pricing structure set forth below:

Term:	Is the period during which an Agreement shall remain in force as made or amended by the parties.

Purchase Orders:	Individual Purchase Orders shall be made at any time under the terms of this Agreement.

Price:	Pricing shall be as set forth in Exhibit A attached hereto and shall be valid for the Term of the Agreement.

Discounts:

The following price discounts shall apply to the value of purchase orders, or groups of purchase orders issued simultaneously.  The dollar value of each individual or simultaneously issued purchase order includes those items scheduled for delivery over a maximum of 12 months.

$1,000,001 to $2,000,000 *** $2,000,001 to $4,000,000 ***

Subject to the terms and conditions of this Agreement, SELLER agrees to sell products, at the price, description and quantities set forth in Exhibit A.  BUYER shall have the option to extend the Term of this Agreement at the pricing of Exhibit A as provided for herein.

3.3                                 SELLER must comply with the following to remain eligible for the placement of purchase orders by BUYER under subject Agreement:

3.3.1                        SELLER remaining financially solvent as determined by BUYER based on an independent auditor or established public rating firm, such as Dunn & Bradstreet;

3.3.2                        SELLER remaining compliant with all requirements including, but not limited to, the technical and delivery requirements of BUYER’s Purchase Order(s) issued under this Agreement.

3.3.3                        SELLER and BUYER reaching mutual agreement on any price differences resulting from changes in scope of work for the products listed in Exhibit A;

3.3.4                        SELLER maintaining qualification on all parts listed in Exhibit A;

3.3.5                        Any action on part of BUYER’s Customer which would prevent BUYER from procuring any of the products listed in Exhibit A, including but not limited to, SELLER’s eligibility to receive Customer contracts.

3.3.6                        SELLER remaining compliant with all applicable laws, regulations and ordinances.

3.4                                 Notwithstanding the above, SELLER agrees to extend at all times to BUYER and immediately to make any price reductions or changes to more favorable terms and conditions offered or given by SELLER to others, including its most favored customer, during the term of this Agreement for same or similar quantities.  Any price reductions or changes to more favorable terms and conditions shall be made effective as of the date of such offering or giving by SELLER and shall be reflected in a revised Exhibit A.   Exhibit A contains pricing which shall constitute a baseline from which discounts and earned volume rebates, if applicable, shall be measured.

In addition to the foregoing, Buyer reserves the right to market test the pricing of Exhibit A and at any time during the term of this agreement. If it is objectively determined that due to market changes or other factors that the products of Exhibit A are available from suppliers other than Seller at prices below Exhibit A pricing, Seller agrees to lower its Exhibit A pricing to meet market pricing.  In the event Seller cannot agree to lower its pricing as provided for herein, Buyer may terminate this agreement without further liability or obligation to Seller.

3.5                                 No products shall be provided to BUYER by virtue of this Agreement itself.  A Purchase Order by BUYER is required.  The Purchase Order shall identify the quantity, unit and total purchase order prices, shipping instructions, delivery dates, and shall refer to this Agreement, applicable terms and conditions and prime contract flowdowns, if any, and any other requirements.  For Purchase Orders under U.S. Department of Defense contracts, SELLER shall acknowledge such Purchase Orders within the time required by the Defense Priorities and Allocation System Regulations (15 CFR 700 et seq.) and as stated in the Purchase Order.

3.6                                 In the event that a part, raw material or component forming any part of any item set forth in Exhibit A becomes obsolete, is planned for OBSOLESCENCE for any reason, or the manufacture of any product hereunder is to be discontinued by SELLER, SELLER shall provide notice as provided for herein to allow BUYER to purchase sufficient quantities to satisfy life-time requirements or SELLER shall re-qualify new material in accordance with the forecasted quantities in Exhibit A.  SELLER shall (1) notify the BUYER as soon as practicable, but in no event less than six (6) months prior to any of the above referenced events, and (2) use its best efforts to mitigate any cost and/or schedule impact to the BUYER.

3.7                                 In the event SELLER cannot satisfy BUYER’s requirements and BUYER is referred to SELLER’s distribution system, BUYER shall be entitled to “cover” as a remedy and SELLER shall be liable for any excess cost incurred.

3.8                                 BUYER may, from time to time, elect to add or delete part numbers reflective of requirements not expressed at the time of Agreement commencement. Upon request of BUYER, SELLER agrees to quote on and incorporate such part numbers with prices, terms and conditions no less favorable as those appearing in the original Agreement.

3.9.1                        All shipments within the United States and Canada will be made F.O.B. origin and freight collect.  Shipments for destinations outside of the United States and Canada will be F.C.A. and freight collect.

ARTICLE 4 - NOTICES AND COMMUNICATIONS

4.1                                 All communications and notices from BUYER to SELLER shall be sent to the address set forth herein:

Company Name:	AML Communications
Address:	1000 Avenida Acaso

Camarillo, CA  93012

Attention:	Ed McAvoy

E-mail:	emcavoy@amlj.com
Phone:	(805) 388-1345, ext. 203
Fax:	(805) 484-2191

4.2                                 All communications and notices from SELLER to BUYER shall be sent to the address set forth herein.

***

4.3                                 Each party may change its address or point of contact from time to time by written notice to the other.

ARTICLE 5 - CONFIGURATION CHANGES

SELLER shall not make any changes in the manufacture of items to be delivered pursuant to Purchase Orders issued hereunder in manufacturing processes, materials, design, form, fit or function or in any other way without prior written notification to BUYER and BUYER reserves the right to terminate this Agreement and any Purchase Orders issued hereunder in accordance with Article 8, Expiration/Termination if any changes by SELLER do not meet BUYER’s approval.

ARTICLE 6 - QUALIFICATION

The BUYER’s requirements for products set forth in Exhibit A may necessitate the SELLER’s qualification to selected process, systems or functional requirements.    In the event that the SELLER is not presently qualified, or qualification is suspended or revoked, the SELLER shall provide appropriate qualification test plans and subsequent reports as required by the BUYER.  Such plans shall be subject to the BUYER’s approval.  BUYER’s approval of the SELLER’s test and qualification plan(s) is intended to provide confidence in the SELLER’s ability to qualify specific products and does not constitute an opinion or warranty that the SELLER’s plans shall be successful or compliant to specifications or other requirements.  The SELLER shall bear all costs for such qualification, including first article units if required.  Production orders shall be built in parallel to qualification at the risk of the SELLER, if such pre-qualification production is required to meet the BUYER’s required delivery dates.

ARTICLE 7 – PAYMENTS, INVOICING AND DELIVERY

7.1           Payment terms shall be ***days of receipt of invoice.

7.2                                 Invoices shall be provided electronically and may be provided in one or more of the electronic formats:

7.2.1        ***

7.2.2        ***

Invoices at a minimum shall include BUYER’S Purchase Order, EA Agreement number, part number, unit price, and quantity.

7.3                                 SELLER shall maintain records of all invoices paid and services provided from the date of final payment for the term specified in the Enterprise Agreement 4627.

7.4                                 Sales taxes, where applicable, will be billed as a separate line item on the electronic invoice; however, BUYER shall be responsible for accruing and paying applicable taxes to the appropriate authorities (local, state and federal).  BUYER will not remit taxes to the SELLER.

7.5                                 SELLER shall comply with the delivery bar-code requirements of Purchase Orders issued pursuant to this Agreement.

7.6                                 Currency.  All transactions will be in U.S. dollars unless otherwise agreed by the parties.

ARTICLE 8 – EXPIRATION/TERMINATION

BUYER reserves the right to terminate this Agreement without liability, at BUYER’S election, in the event of a material breach of this Agreement.  Notwithstanding its expiration or termination, the pricing and other terms and conditions of this Agreement in the effect date of Purchase Order placement shall continue to apply to any Purchase Orders issued by the BUYER prior to the expiration or termination of the Agreement.

ARTICLE 9 – LIMITATION OF LIABILITY

In no event shall BUYER be liable to SELLER for any special, including multiple or punitive, incidental or consequential damages.

ARTICLE 10 -  REPRESENTATIONS

SELLER represents and warrants to the BUYER that SELLER is, and shall continue to be in compliance with all applicable Federal, State and Local laws, regulations and ordinances and further represents and warrants to BUYER that the Exhibit A pricing fairly reflects manufacturing, selling and delivery cost savings resulting from quantity sales of products derived as a result of SELLER’s normal course of business, and that such prices are reasonably available to all other buyers under like conditions and similar circumstances.

ARTICLE 11 - RETURN OF PRODUCT

11.1                           Products may be returned for Buyer’s convenience with Seller’s prior written approval and Seller shall issue Buyer:  (1) credit only; or (2) credit and replace; or (3) credit and advanced replacement in the amount(s) negotiated between Buyer and Seller at the time Seller authorizes the return of said merchandise.  Returned products shall be shipped to Seller’s nearest (local) warehouse and the cost of shipping shall be borne by Buyer.

11.2                           Seller agrees that product rejected in Buyer’s Receiving Inspection and Test shall have a maximum turnaround of two (2) working days on Return Material Authorizations (RMAs). Returned products shall be shipped per Seller’s instructions and the cost of shipping shall be borne by Seller.

ARTICLE 12 – GENERAL TERMS AND CONDITIONS OF PURCHASE

12.1                           SELLER shall furnish the material called for by this Agreement in accordance with all applicable provisions set forth in this Agreement and the following documents, which shall be binding and incorporated by reference in every Purchase Order under this Agreement:

12.1.1                  Exhibit A – Parts Price List, Exhibit B – Supplier Diversity Program Data Worksheet, Exhibit C – Foreign Offset Worksheet, Exhibit D – Annual Certifications and Representations

12.1.2                  EDI, if applicable, to be provided by each ***site.

12.1.3                  Terms and Conditions of Purchase and other applicable documents as set forth in 12.2 below.

12.2         Applicable Documents

12.2.1                  General Terms and Conditions of Purchase TC-001 (10/03)

12.2.2                  Terms and Conditions of Purchase, Supplement 1 - Government Contract Provisions (FAR) TC-002 (10/03)

12.2.3                  Terms and Conditions of Purchase, Supplement 2 - Government Contract Provisions (DFARS) TC-003 (10/03)

12.2.4                  Prime or higher tier Contract Flowdown Terms and Conditions, incorporated in purchase orders issued pursuant to this Agreement.

12.2.5      (Other Documents attached to this Agreement)

12.3                           All specifications, exhibits, drawings or other documents that are referenced in this Agreement but are not attached hereto, are hereby incorporated by reference.

12.4         Order Of Precedence

Any conflict between documents incorporated herein and the provisions of any Purchase Order shall be resolved by application of the following order of precedence, the first taking precedence over the last:

12.4.1 Terms and Conditions of the Agreement listed in 12.1 and 12.2.

12.4.2 Terms and Conditions of Purchase Orders issued pursuant to the Agreement

12.4.3 Written provisions on the face of the Purchase Order

12.4.4 Statements of Work to the Purchase Order, if applicable.

12.4.5 Drawings and specifications and standards of BUYER

ARTICLE 13 - PURCHASE ORDERS AND CONTRACTUAL AUTHORITY

13.1                           Purchase Orders may be made as issued and accepted in hard copy or electronically without written documentation provided BUYER and SELLER execute a separate agreement for Electronic Data Interchange (EDI).

13.2                           All Purchase Orders issued under this Agreement shall incorporate this Agreement by reference by the inclusion of the following statement:

“This Purchase Order is subject to the terms and conditions of ***Enterprise Agreement No. 4627, which is incorporated by reference herein as if fully set forth below.”

The failure of BUYER to include this statement in its Purchase Order(s) shall not affect the applicability of the Agreement to such Purchase Order(s).  Each Purchase Order, though subject to the provisions of this Agreement, shall be a separate order between BUYER and SELLER.

13.3                           SELLER shall not require minimum quantity purchase requirements unless so identified under Exhibit A.

13.4                           This Agreement shall be amended only by mutual agreement signed by the parties.  A change issued under the “Changes” clause of the Terms and Conditions of Purchase Orders shall not be deemed an amendment to this Agreement.

13.5                           Suppliers having more than one manufacturing location shall identify a single sales point as the ***.

13.6                           Packaging, packing and marking requirements shall be specified in each Purchase Order.

13.7                           Unless specified otherwise in the Purchase Order itself, BUYER shall not be liable for any commitments, costs incurred or obligations in connection with a Purchase Order prior to  its award.

ARTICLE 14 -  REPORT OF PURCHASES

The SELLER shall maintain a cumulative record of all Purchase Orders placed by the BUYER hereunder and shall provide written reports to the BUYER of the cumulative purchases under this Agreement within twenty (20) days after the 2nd and 4th quarter of the calendar year beginning at the end of the 2nd and 4th quarter (July and January) in which this Agreement is first effective.  Seller shall submit reports identifying third party Participant’s utilization of Buyer’s EA.  Reports shall be forwarded to Buyer with purchases as identified in this Article 15.

ARTICLE 15 – VERIFICATION AND AUDIT

15.1                           Buyer shall have the right to inspect and audit Seller’s books, records, and catalogs pertaining to this EA and work hereunder, at all reasonable times, with five (5) days notice, for the purpose of determining the correctness and propriety of amounts billed by the Seller. The required records shall be maintained, by Seller, for a period of not less than four (4) years after expiration of this EA or three (3) years after final payment of any purchase order/release hereunder, which ever is longer.

15.2                           Seller shall assign his most cognizant personnel to assist Buyer’s auditor in identifying and accumulating data pertinent in the performance of the audit.

15.3                           Seller shall maintain an Accounts Receivable record wherein billings submitted under this EA shall be accumulated and reconciled monthly to their general ledger control account and to the report required under Article 14.

15.4                           The audit shall be conducted on a sample basis consisting of a mutually agreed upon percentage of the total dollars invoiced for the period selected for the audit. If any such inspection or audit discloses any errant pricing resulting in overpayment by Buyer, the amount thereof, including extrapolation of the overpayment, shall be refunded to Buyer promptly upon demand.

ARTICLE 16 - ANNUAL CERTIFICATIONS AND REPRESENTATIONS

Seller agrees to provide BUYER with Annual Certifications and Representations that shall be solicited by BUYER on an annual basis during the term of this EA. (Exhibit D)

ARTICLE 17 - THIRD PARTY PROCUREMENTS

17.1                           Seller agrees to extend the pricing set forth in Exhibit A to Buyer’s subcontractors, affiliates and subsidiaries, both domestic and international, as Buyer may from time to time designate (hereinafter referred to as “Participant”). Prior to the extension of the pricing set forth in Exhibit A, Participant shall be required to provide EA Seller a signed copy of a Third Party Non-Disclosure Agreement as provided to Participant by BUYER.  This EA pricing is to be extended to Participant by Seller, as directed by Buyer, as follows:

17.1.1                              Supplies/services acquired by Participant for the direct benefit of ***and its affiliates or subsidiaries.

17.1.2                              Supplies/services acquired by Participant for the direct benefit of ***and its affiliates or subsidiaries, as well as for any other of Participant’s work which is not in direct or indirect competition with ***or its affiliates.”

17.2                           Participant shall specify Buyer’s EA number on its orders. Seller agrees that Buyer shall have no responsibility or liability with respect to any purchase orders issued other than by the Buyer hereunder.

17.3                           The parties agree that for all such additional designated Participants, the FOB point shall be F.O.B. Origin at such time as Participant’s purchase orders are placed.

17.~~4~~                           Unless otherwise agreed to by Buyer in writing, Buyer shall not be responsible for costs of any export or import licenses, transportation, duties, taxes, or any other costs or requirements incidental to such designated Participant’s purchase of supplies/services from Seller.  Arrangement for such costs or requirements shall be made between the affected parties as required at the time such transactions are initiated.

17.5                           Seller agrees to pass on the provisions of paragraph 17.1 above, to any company where Buyer has set up “kitting” arrangements for Seller’s parts.  This would include non-

franchised Kitters or Distributors as designated by Buyer.

ARTICLE 18 -  SUPPLIER DIVERSITY PROGRAM

18.1                           ***is committed to the utilization of Small Businesses and encourages the use of Small Businesses whenever and wherever possible.  SUPPLIER is encouraged to utilize Small Businesses in the manufacture and distribution of SUPPLIER’s products and Services, and support ***Company policy, which includes goals outlined in Exhibit “D” –Supplier Diversity Program Data Worksheet.

18.2                           Small business types include:

Small business

Woman-Owned Small business

Certified Small Disadvantaged business

Certified Small Woman-owned Disadvantaged business

Historically Black Colleges & Universities and Minority Institutions

Veteran-Owned business

Service Disabled Veteran-Owned business

Native American Indian Owned

Certified HUBZone business

Minority Owned business

18.3                           Where SUPPLIERS’s utilizes Small Businesses as distributors, SUPPLIER is requested to offer pricing to such distributors in order that ***may purchase from these distributors at the same price(s) as those identified in this Agreement.

18.4                           For these purposes, the term “Small Business” shall mean a U.S. firm, including its affiliates, that is independently owned and operated, is not dominant in its field, and has been categorized by the United States Small Business Administration as “Small” in accordance with 13 CFR Part 121, Small Business Size Standards and shall include those certified as a Small Disadvantaged Business pursuant to National Defense Authorization Act, Public Law 99-681 of 1987, and/or a Woman Owned Small Business pursuant to the Federal Acquisition Streamlining Act, Public Law 103-355 of 1994, and/or a Hub-Zone Business pursuant to the Hub Zone Empowerment,  Public Law 101-135 of 1997, and/or a business owned by a disabled veteran pursuant to the Disabled Veteran / Veteran Requirement, Public Law 93-237 of 1999.

ARTICLE  19 - FOREIGN OFFSETS

19.1                           In consideration of the issuance of this Agreement and in order to aid BUYER in meeting its offset obligations, SELLER agrees:

19.1.1                  to use its best efforts to cooperate with BUYER in the fulfillment of any offset program obligation, inclusive of the negotiation of specific goals or obligations for BUYER’s offset credit; and

19.1.2                  to report the value and nature of foreign procurement activity and negotiate in good faith in order for Buyer to obtain indirect offset credits accumulated by SELLER during the Term of this Agreement. (Exhibit C)

ARTICLE 20 - SUPPLIER CONTINUOUS IMPROVEMENT PROGRAM

The SELLER agrees to participate, as appropriate, in BUYER’s Supplier Improvement Programs as may be defined further.

ARTICLE 21 -  BUSINESS TO BUSINESS (B2B) E-COMMERCE

***Company has selected ***The SELLER agrees to register as a Trading Partner on and take the necessary actions to become activated in order to be able to accept electronic transactions from ***through ***  The SELLER agrees to become active on ***by (date).

ARTICLE 22 – ***COMMERCIAL OFFERINGS

Supplier agrees, and the account manager shall take the responsibility, to facilitate appropriate introductions to decisions makers within AML Communications who have the responsibility for purchasing certain like goods and services offered by ***personnel shall be given the opportunity to present our offerings in the following areas:

***

There are contact names and or ***websites for you to contact the appropriate ***personnel to discuss your interest in any of the offerings presented herein.

22.1                           ***Learning Institute

At ***Learning Institute, we provide a wide range of learning solutions and services to ***Company and its customers and suppliers. It is our goal to help organizations compete in today’s rapidly changing competitive business environment.

Our mission is to provide learning solutions and services that produce bottom-line results. We provide quality training and consulting services at sites worldwide. Our training and services include:

Leadership	Six Sigma
Benchmarking	Statistics
Communication	Engineering
Adult Learning	Workplace Education
Organizational Work Redesign	Teams and Empowerment
Program / Project Management	Solution Workshops

In addition to learning solutions, we provide consulting services that help identify your company’s opportunities for improvement. We design performance-based, cost-effective solutions that are tied to your corporate strategic goals. Then we provide comprehensive evaluation strategies to validate the results and follow up with appropriate course offerings or assistance with strategic deployment issues.

Our instructors and consultants have many years of on-the-job experience in their specific area of expertise and are recognized subject matter experts. All instructors must complete stringent certification requirements before qualifying as classroom instructors.

They bring a variety of job experiences, real-world applications, and insight to enhance the learning process and ensure instruction is targeted to meet your needs.

For more information, please visit *** Internet site at: ***

22.2         ***Consortium

Supplier will allow ***the opportunity to offer the rates, rate guarantees and discounts to members of *** provided these ***partners meet certain criteria mutually agreed upon. The volume attained from the ***partner and any and all subsequent partners to this arrangement will be added to the ***volume attained for purposes of calculating the rebate amounts to ***Supplier agrees to negotiate a fee payment structure in good faith with ***in consideration of *** efforts to bring the supplier new business opportunities. Each opportunity/referral and the realization of business for the supplier will be negotiated on a case by case basis. For more information, please contact ***

22.3         ***

***, a wholly owned subsidiary of ***, provides ***products to government entities and the Fortune 1000 worldwide using technology never before available to the private sector. The end result of more than four years of R&D by ***solves the challenges involved with cost-effectively safeguarding intellectual assets. By providing a one-of-a-kind ***picture of network communications, ***makes it easy to spot malicious and anomalous network behavior such as insiders gone bad, the spread of macro viruses, and identifying sources of internal and external attacks. For more information, visit ***

22.4         ***Six Sigma

***Six Sigma *** is a knowledge-based process that ***is using internally and with our key suppliers to maximize customers value and grow our business. More than just a cost reduction methodology, we are using ***to improve product quality, decrease cycle times and to enhance on-time delivery.

The principles of ***are to:

•                  Specify value in the eyes of the customer

•                  Identify the value stream, eliminate waste and variation

•                  Make value flow at the pull of the customer

•                  Involve, align and empower employees

•                  Continuously improve knowledge in the pursuit of perfection

***has developed a process called ***With Suppliers, extending the power of this methodology to our key suppliers. After a detailed collection of data on current and projected costs and defect levels, a workshop is conducted at the supplier’s facility to assess and prioritize potential areas of improvement. Each potential improvement project will be assessed for feasibility, implementation cost and projected payback. The workshops are co-led by ***Experts and key supplier personnel. ***customers may join the workshop. These workshops have been found to be extremely effective in focusing participants from both companies and linking ***tools to product cost drivers, using a structured methodology that creates demonstrated success. For more information, please contact ***

***

ARTICLE 23 - ENTIRE AGREEMENT

This is the entire Agreement between the Parties relative to the purchase of the products set forth in Exhibit A hereto; it supersedes any prior or contemporaneous written or oral agreements thereof and may not be amended or modified except by subsequent agreement in writing by duly authorized officers or representatives of the Parties.

Agreed to this 26 day of August, 2004.

***	AML COMMUNICATIONS

***	Ed McAvoy
Name	Name

***r	Vice President of Marketing
Title	Title

Signature	Signature